Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 2nd QUARTER 2008 RESULTS

El Segundo, California, August 4, 2008 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2008. Net income for the three and six months ended June 30, 2008 was $95.0 million and $181.9 million, or $0.90 per share and $1.70 per share, respectively. This compares to net income for the three and six months ended June 30, 2007 of $88.7 million and $165.2 million, or $0.83 per share and $1.55 per share, respectively, which exclude a valuation gain on the Company’s alliance and product supply agreement with Gambro and exclude after-tax gains on the sale of investment securities.

Net income for the three and six months ended June 30, 2007 including the valuation gain on the Company’s alliance and product supply agreement with Gambro and including after-tax gains on the sale of investment securities was $125.0 million and $201.6 million, or $1.17 per share and $1.89 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the rolling 12 months ended June 30, 2008 operating cash flow was $545 million and free cash flow was $446 million. For the three months ended June 30, 2008 operating cash flow was $135 million and free cash flow was $114 million.

•

Operating Income: Operating income for the three and six months ended June 30, 2008 was $206 million and $402 million, respectively, as compared to $206 million and $399 million, respectively, for the same periods of 2007, which exclude a pre-tax valuation gain of $55 million on the product supply agreement.

•

Volume: Total treatments for the second quarter of 2008 were 4,018,763 or 51,523 treatments per day, representing a per day increase of 6.0% over the second quarter of 2007. Non-acquired treatment growth in the quarter was 4.5% over the prior year’s second quarter.

•

Effective Tax Rate: The effective tax rate was 38.0% and 38.5% for the three and six months ended June 30, 2008, respectively. As a result of realizing certain tax benefits during the second quarter of 2008 we are lowering the range of our projected 2008 annual effective tax rate to 38.5%-39.5%. We currently project our 2009 effective tax rate to return to around 40.0%.

•

Share Repurchases: During the second quarter of 2008 and for the six months ended June 30, 2008, we repurchased a total of 2,778,853 and 3,461,353 shares, respectively, of our common stock for $137.2 million and $169.7 million, or an average price of $49.35 and $49.02 per share, respectively, pursuant to previously announced Board authorizations. We have not repurchased any additional shares of our common stock subsequent to June 30, 2008.

•

Center Activity: As of June 30, 2008, we operated or provided administrative services at 1,401 outpatient dialysis centers serving approximately 109,000 patients, of which 1,378 centers are consolidated in our financial statements. During the second quarter of 2008, we acquired 6 centers, opened 12 new centers, merged 2 centers, closed 4 centers, and discontinued providing administrative services to 1 center.

Outlook

We are narrowing our operating income guidance for 2008 to a range of $800-$840 million. Our operating income for 2009 is currently projected to be in the range of $820-$880 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the second quarter ended June 30, 2008 on August 4, 2008 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements, including statements related to our 2008 and 2009 operating results and our 2009 expected effective tax rate. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended March 31, 2008. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients, and possible reductions in government payment rates,

•	changes in the structure of and payment rates under the Medicare ESRD Program which may further reduce Medicare payment rates,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and compliance with the corporate integrity agreement applicable to the dialysis centers acquired from Gambro Healthcare and assumed in connection with such acquisition, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net operating revenues	$1,407,304	$1,312,735	$2,752,028	$2,590,901
Operating expenses and charges:
Patient care costs	973,286	891,013	1,903,495	1,772,598
General and administrative	125,199	122,432	245,964	235,653
Depreciation and amortization	52,892	47,058	105,703	92,848
Provision for uncollectible accounts	37,497	33,944	72,128	67,579
Minority interests and equity income, net	12,876	12,346	22,457	22,964
Valuation gain on alliance and product supply agreement	—	(55,275)	—	(55,275)

Total operating expenses and charges	1,201,750	1,051,518	2,349,747	2,136,367

Operating income	205,554	261,217	402,281	454,534
Debt expense	(55,320)	(62,911)	(114,386)	(131,781)
Other income	2,987	7,658	7,850	10,853

Income before income taxes	153,221	205,964	295,745	333,606
Income tax expense	58,270	80,940	113,860	132,000

Net income	$94,951	$125,024	$181,885	$201,606

Earnings per share:
Basic earnings per share	$0.91	$1.19	$1.71	$1.92

Diluted earnings per share	$0.90	$1.17	$1.70	$1.89

Weighted average shares for earnings per share:
Basic	104,814,817	105,451,306	106,082,024	105,246,995

Diluted	105,617,173	107,011,248	106,927,556	106,879,727

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$181,885	$201,606
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	105,703	92,848
Valuation gain on alliance and product supply agreement	—	(55,275)
Stock-based compensation expense	19,216	16,326
Tax benefits from stock award exercises	5,264	12,481
Excess tax benefits from stock award exercises	(3,055)	(10,516)
Deferred income taxes	17,171	27,458
Minority interests in income of consolidated subsidiaries	21,934	23,502
Distributions to minority interests	(29,423)	(25,230)
Equity investment losses (income)	523	(538)
Loss (gain) on disposal of assets	4,462	(1,866)
Non-cash debt and non-cash rent charges	6,953	8,430
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(119,996)	(27,427)
Inventories	(301)	19,503
Other receivables and other current assets	(12,493)	(33,793)
Other long-term assets	(10,344)	(5,095)
Accounts payable	(18,255)	(31,146)
Accrued compensation and benefits	4,091	(701)
Other current liabilities	58,078	13,891
Income taxes	(10,057)	(10,292)
Other long-term liabilities	4,178	(234)

Net cash provided by operating activities	225,534	213,932

Cash flows from investing activities:
Additions of property and equipment, net	(145,007)	(104,999)
Acquisitions and purchases of other ownership interests	(69,652)	(6,262)
Proceeds from asset sales	125	622
Purchase of investments available for sale	(1,352)	(21,214)
Purchase of investments held-to-maturity	(15,777)	(15,862)
Proceeds from sale of investments available for sale	5,321	25,403
Proceeds from maturities of investments held-to-maturity	15,462	15
Contributions from minority owners	18,983	13,476
Purchase of intangible assets	(65)	(556)

Net cash used in investing activities	(191,962)	(109,377)

Cash flows from financing activities:
Borrowings	8,397,822	8,227,417
Payments on long-term debt	(8,397,476)	(8,271,098)
Deferred financing costs	(130)	(4,228)
Purchase of treasury stock	(169,673)	—
Excess tax benefits from stock award exercises	3,055	10,516
Stock award exercises and other share issuances, net	12,770	19,538

Net cash used in financing activities	(153,632)	(17,855)

Net (decrease) increase in cash and cash equivalents	(120,060)	86,700
Cash and cash equivalents at beginning of period	447,046	310,202

Cash and cash equivalents at end of period	$326,986	$396,902

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

ASSETS	June 30, 2008	December 31, 2007
Cash and cash equivalents	$326,986	$447,046
Short-term investments	51,138	40,278
Accounts receivable, less allowance of $202,489 and $195,953	1,046,665	927,949
Inventories	81,222	80,173
Other receivables	220,343	198,744
Other current assets	34,756	34,482
Deferred income taxes	228,129	247,578

Total current assets	1,989,239	1,976,250
Property and equipment, net	985,503	939,326
Amortizable intangibles, net	170,831	183,042
Investments in third-party dialysis businesses	18,350	19,446
Long-term investments	7,896	22,562
Other long-term assets	45,745	35,401
Goodwill	3,831,996	3,767,933

	$7,049,560	$6,943,960

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$207,206	$225,461
Other liabilities	544,229	486,151
Accrued compensation and benefits	345,830	334,961
Current portion of long-term debt	52,195	23,431
Income taxes payable	—	16,492

Total current liabilities	1,149,460	1,086,496
Long-term debt	3,657,118	3,683,887
Other long-term liabilities	83,344	83,448
Alliance and product supply agreement, net	38,642	41,307
Deferred income taxes	181,419	166,055
Minority interests (fair value under potential put obligations—$292,000 and $330,000)	159,698	150,517
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 104,221,739 and 107,130,127 shares outstanding)	135	135
Additional paid-in capital	734,845	707,080
Retained earnings	1,697,175	1,515,290
Treasury stock, at cost (30,640,544 and 27,732,156 shares)	(647,225)	(487,744)
Accumulated other comprehensive loss	(5,051)	(2,511)

Total shareholders’ equity	1,779,879	1,732,250

	$7,049,560	$6,943,960

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

		Three months ended			Six months ended June 30, 2008
		June 30, 2008	March 31, 2008	June 30, 2007
Financial Results excluding the valuation gain on the alliance and product supply agreement and gains on sale of investment securities for the three months ended June 30, 2007:
Net income(1)		$95.0	$86.9	$88.7	$181.9
Diluted earnings per share(1)		$0.90	$0.80	$0.83	$1.70
Operating income(1)		$205.6	$196.7	$205.9	$402.3
Operating income margin(1)		14.6%	14.6%	15.7%	14.6%

Business Metrics:
Volume
	Treatments	4,018,763	3,934,777	3,792,419	7,953,540
	Number of treatment days	78.0	77.4	78.0	155.4
	Treatments per day	51,523	50,837	48,621	51,181
	Per day year over year increase	6.0%	6.3%	5.3%	6.1%
	Non-acquired growth year over year	4.5%	5.0%	4.6%	4.8%

Revenue
	Total operating revenue	$1,407	$1,345	$1,313	$2,752
	Dialysis revenue per treatment, including the lab	$335.98	$328.95	$337.94	$332.51
	Per treatment increase from previous quarter	2.1%	0.3%	0.0%	—
	Per treatment (decrease) increase from previous year	(0.6%)	(2.6%)	2.7%	(1.6%)

Expenses
A.	Patient care costs
	Percent of revenue	69.2%	69.2%	67.9%	69.2%
	Per treatment	$242.19	$236.41	$234.95	$239.33
	Per treatment increase (decrease) from previous quarter	2.4%	1.5%	(1.4%)	—
	Per treatment increase (decrease) from previous year	3.1%	(0.8%)	0.4%	1.2%

B.	General & administrative expenses
	Percent of revenue	8.9%	9.0%	9.3%	8.9%
	Per treatment	$31.15	$30.69	$32.28	$30.93
	Per treatment increase (decrease) from previous quarter	1.5%	(9.4%)	5.5%	—
	Per treatment increase (decrease) from previous year	(3.5%)	0.3%	4.4%	(1.7%)

C.	Bad debt expense as a percent of current-period revenue	2.7%	2.6%	2.6%	2.6%

D.	Consolidated effective tax rate	38.0%	39.0%	39.3%	38.5%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

Three months ended	Six months ended June 30, 2008
June 30, 2008	March 31, 2008	June 30, 2007
Cash Flow
Operating cash flow	$134.5	$91.0	$125.9	$225.5
Operating cash flow, last twelve months	$544.6	$536.0	$501.0
Free cash flow (1)	$114.4	$73.2	$101.7	$187.6
Free cash flow, last twelve months (1)	$445.7	$433.1	$389.5
Capital expenditures:
Development and relocations	$60.2	$46.1	$30.8	$106.3
Routine maintenance/IT other	$20.2	$18.5	$24.7	$38.7
Acquisition expenditures	$60.9	$8.8	$6.1	$69.7

Accounts Receivable
Net receivables	$1,047	$960	$960
DSO	70	68	69

Debt/Capital Structure
Total debt (2)	$3,705	$3,701	$3,703
Net debt, net of cash (2)	$3,378	$3,222	$3,306
Leverage ratio (see Note 1)	3.07	x	2.94	x	3.23	x
Overall effective weighted average interest rate during the quarter	5.75%	6.10%	6.52%
Effective weighted average interest rate end of the quarter	5.68%	5.79%	6.43%
Effective weighted average interest rate on the Senior Secured Credit Facilities end of the quarter	4.59%	4.80%	6.01%
Economically fixed interest rates as a percentage of our total debt	69%	72%	79%
Share repurchases	$137.2	$32.5	$—	$169.7

Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	95%	95%	93%
Patients with albumin > 3.5	82%	82%	84%
Patients with Hb>=11	81%	80%	84%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Excludes an unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling 12-months ended June 30, 2008
Net income	$362,057
Income taxes	227,604
Debt expense including the write-off of deferred financing costs	239,752
Depreciation and amortization	206,325
Minority interests and equity income, net	44,978
Other	727
Stock-based compensation expense	37,040

“Consolidated EBITDA”	$1,118,483

June 30, 2008
Total debt, excluding debt premium of $4.1 million	$3,705,195
Letters of credit issued	50,002

3,755,197
Less: cash and cash equivalents	(326,986)

Consolidated net debt	$3,428,211

Last twelve months “Consolidated EBITDA”	$1,118,483

Leverage ratio	3.07x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 4.75 to 1.0 as of June 30, 2008. At that date, the Company’s leverage ratio did not exceed 4.75 to 1.0.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income excluding the valuation gain on the alliance and product supply agreement (the Product Supply Agreement) and gains on the sale of investment securities:

We believe that net income excluding the valuation gain on the Product Supply Agreement and gains on the sale of investment securities enhances a user’s understanding of our normal net income for these periods by providing a measure that is more meaningful because it excludes a non-recurring non-cash item that resulted from the termination of our purchase obligation for dialysis machines from Gambro Renal Products Inc. under the Amended Product Supply Agreement and non-recurring gains on the sale of investment securities and accordingly is more comparable to current and prior periods and indicative of consistent net income. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to net income.

	Three months ended			Six months ended June 30,
	June 30, 2008	March 31, 2008	June 30, 2007	2008	2007
Net income	$94,951	$86,934	$125,024	$181,885	$201,606
Less: Valuation gain	—	—	(55,275)	—	(55,275)
Gain on the sale of investment securities	—	—	(4,234)	—	(4,234)
Add: Related income tax	—	—	23,149	—	23,149

	$94,951	$86,934	$88,664	$181,885	$165,246

2. Operating income excluding the pre-tax valuation gain on the Product Supply Agreement:

We believe that operating income excluding the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes a non-recurring non-cash item that resulted from the termination of our purchase obligation for dialysis machines from Gambro Renal Products Inc. under the Amended Product Supply Agreement and accordingly is more comparable to prior periods and indicative of consistent operating income items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to operating income.

	Three months ended			Six months ended June 30,
	June 30, 2008	March 31, 2008	June 30, 2007	2008	2007
Operating income	$205,554	$196,727	$261,217	$402,281	$454,534
Less: Valuation gain	—	—	(55,275)	—	(55,275)

	$205,554	$196,727	$205,942	$402,281	$399,259

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Free cash flow

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2008
	June 30, 2008	March 31, 2008	June 30, 2007
Cash provided by operating activities	$134,510	$91,024	$125,901	$225,534
Less: Expenditures for routine maintenance and information technology	(20,153)	(17,827)	(24,157)	(37,980)

Free cash flow	$114,357	$73,197	$101,744	$187,554

	Rolling 12-Month Period
	June 30, 2008	March 31, 2008	June 30, 2007
Cash provided by operating activities	$544,638	$536,029	$500,977
Less: Expenditures for routine maintenance and information technology	(98,897)	(102,901)	(111,511)

Free cash flow	$445,741	$433,128	$389,466